Exhibit 5

WOLFBLOCK LLP

1650 ARCH STREET, 22ND FLOOR

PHILADELPHIA, PA 19103-2097

TELEPHONE: (215) 977-2000

FACSIMILE: (215) 977-2334

November 26, 2008

Atlas America, Inc.

1550 Coraopolis Heights Road

Moon Township, PA 15108

RE: Registration Statement on Form S-8 Relating to The Atlas America, Inc. Investment Savings Plan

Ladies and Gentlemen:

We have acted as counsel to Atlas America, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 200,000 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), that may be issued under the Atlas America, Inc. Investment Savings Plan (the “Plan”).

In this connection, we have examined the Company’s Articles of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

Based upon the foregoing, it is our opinion that such of the 200,000 shares of Common Stock as are issued by the Company in accordance with the terms of the Plan, when so issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/    WolfBlock LLP